SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

CannAwake Corporation

(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

HC1 Box 360, 107355 Nipton Rd., Nipton, CA	92364
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 573-0102

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

CannAwake Corporation (the “Company”) is filing this amendment to its Current Report on Form 8-K, which was filed December 12, 2018 (the “Form 8-K”), wherein the Company advised that its June 30, 2018 financial statements included in its Quarterly Report for the period ended June 30, 2018, should no longer be relied upon and would be restated to correct the accounting. The letter of MaloneBailey, LLP, the Company’s independent registered public accounting firm, that is required by Item 402(c)(2) of Form 8-K, stating whether such accounting firm agrees with the statements of the Company in the Form 8-K in response to the provisions of Item 4.02, is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Letter of MaloneBailey dated December 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2018	CANNAWAKE CORPORATION

	By:	/s/ Scott Stoegbauer
President

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